RESOLUTIONS
                    AMEND MANAGEMENT PERFORMANCE AWARD PLAN

                                  May 5, 1989


                 RESOLVED, that Section 2 (k) of the Management Performance Award Plan ("Plan") be amended to read as follows:

                (k) "Participant" means any Employee actively employed by the Company during an Award Year in an Organizational Unit in a position designated as a participating position pursuant to rules and regulations adopted by the Committee from time to time.

         and be it further

                 RESOLVED, that Section 9 (a) of the Plan be amended to read as follows:

                (a) All Awards under the Plan shall be paid in cash at the time Awards are announced in accordance with Section 5, or as soon thereafter as reasonably practicable. Award amounts shall be prorated for the portion of the Award Year the Employee was an eligible Participant pursuant to rules and regulations adopted by the Committee from time to time. A Participant who is dismissed shall be entitled to receive an Award only to the extent permitted pursuant to rules adopted by the Committee.




                                                           Exhibit (10)(a)(i)